Exhibit 99.1

SIGYN THERAPEUTICS, INC.

Index to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Sigyn Therapeutics, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Sigyn Therapeutics, Inc. (the Company) as of December 31, 2019 and the related statements of income, stockholders’ deficit, and cash flows for the period October 29, 2019 (date of formation) to December 31, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 20219 and the results of its operations and its cash flows for period October 29, 2019 (date of formation) to December 31, 2019 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Santa Ana, CA

December 30, 2020

We have served as the Company’s auditor since 2020

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SIGYN THERAPEUTICS, INC.

BALANCE SHEET

December 31, 2019

ASSETS
None	-
Total assets	$-

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$910
Total current liabilities	910
Total liabilities	910

Commitments and contingencies

Stockholders’ deficit
Common units, $0.001 par value, 1,000,000 shares authorized; 500,000 shares issued and outstanding at December 31, 2019	500
Additional paid-in-capital	140
Accumulated deficit	(1,550)
Total stockholders’ deficit	(910)
Total liabilities and stockholders’ deficit	$-

See accompanying notes to financial statements

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SIGYN THERAPEUTICS, INC.

STATEMENT OF OPERATIONS

From Date of Formation
(October 29, 2019) to
December 31,
2019

Revenues	$-

Cost of Sales	-

Gross Profit	-

Operating expenses:
General and administrative	1,550
Total operating expenses	1,550
Loss from operations	(1,550)

Other expense:
None	-
Total other expense	-

Loss before income taxes	(1,550)
Income taxes	-

Net loss	$(1,550)

Net loss per share, basic and diluted	$(0.00)

Weighted average number of shares outstanding Basic and diluted	500,000

See accompanying notes to financial statements

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SIGYN THERAPEUTICS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

					Total
	Common Shares		Additional Paid	Accumulated	Stockholders'
	Shares	Amount	in Capital	Deficit	Deficit
Balance as of October 29, 2019 (Date of Formation)	-	$-	$-	$-	$-
Issuance of common stock to founders	500,000	500	(500)	-	-
Expenses paid by founders	-	-	640		640
Net loss	-	-	-	(1,550)	(1,550)
Balance as of December 31, 2019	500,000	$500	$140	$(1,550)	$(910)

See accompanying notes to financial statements

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SIGYN THERAPEUTICS, INC.

STATEMENT OF CASH FLOWS

From Date of
Formation (October
29, 2019) to
December 31,
2019
Cash flows from operating activities:
Net loss	$(1,550)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Expenses paid by founders	640
Changes in operating assets and liabilities:
Accounts payable	910
Net cash (used in) provided by operating activities	-

Cash flows from investing activities:
None	-
Net cash used in investing activities	-

Cash flows from financing activities:
None	-
Net cash provided by financing activities	-

Net (decrease) increase in cash	-

Cash at beginning of period	-
Cash at end of period	$-

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$-
Income taxes	$-

Non-cash investing and financing activities:
None	$-

See accompanying notes to financial statements

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SIGYN THERAPEUTICS, INC.

NOTES TO THE FINANCIAL STATEMENTS

FROM DATE OF FORMATION (OCTOBER 29,2019) THROUGH DECEMBER 31, 2019

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Corporate History and Background

Sigyn Therapeutics, Inc. (“Sigyn” or the “Company”) was established on October 29, 2019 in the State of Delaware.

Sigyn is a development-stage therapeutic technology company headquartered in San Diego, California USA. The Company is focused on addressing a significant unmet need in global health: the treatment of life-threatening inflammatory conditions precipitated by Cytokine Storm Syndrome, a dysregulated immune response that can induce multiple organ failure and cause death.

On August 25, 2020, Reign Resources Corporation, a Delaware corporation (the “Registrant”) executed a Share Exchange Agreement (the “Agreement”) with Sigyn, whereby the Registrant will acquire 100% of the issued and outstanding shares of common stock of Sigyn, in exchange for a total of 75% of the fully paid and nonassessable shares of the Registrant’s common stock outstanding immediately following the Closing of the Agreement (the “Acquisition”). The Closing Date for the Acquisition was October 19, 2020, at which date, upon FINRA approval, the Company’s trading symbol changed to SIGY.

Upon the Closing of, and as a result of, the Acquisition, Sigyn became a wholly-owned subsidiary of the Company, and following the consummation of the Acquisition and giving effect to the issuance of the Company’s shares of common stock as part of the Acquisition, as well as additional shares of common stock to be issued to noteholders and warrant holders of both the Company and Sigyn, the stockholders of Sigyn will beneficially own approximately Seventy-five percent (75%) of the issued and outstanding Common Stock of the Company on a fully diluted basis.

In addition, in connection with the Acquisition, the two principals of Sigyn will be appointed to serve as members of the Company’s board of directors. The parties have taken the actions necessary to provide that the Acquisition is treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. The Acquisition will result in a change in the composition and control of the board of directors of the Company.

As a result of completing the merger, the Company extinguished all previously reported liabilities, its preferred class of shares, and all stock purchase options. The reported liabilities totaling $3,429,516 converted into a total of 7,907,351 common shares.

On October 12, 2020, the Company changed its name to Sigyn Therapeutics, Inc. from Reign Resources Corporation pursuant to an amendment to its articles of incorporation filed with the State of Delaware on that date.

Sigyn Therapy™ is a novel blood purification technology designed to mitigate cytokine storm syndrome through the broad-spectrum depletion of inflammatory targets from the bloodstream. The device is designed for use on dialysis and CRRT machines that are located in hospitals and clinics worldwide. Cytokine storm syndrome is the hallmark of sepsis, which is the most common cause of in-hospital deaths and claims more lives each year than all forms of cancer combined. Virus induced cytokine storm (VICS) is associated with high mortality and is a leading cause of SARS-CoV-2 (COVID-19) deaths. Other therapeutic opportunities include but are not limited to bacteria induced cytokine storm (BICS), acute respiratory distress syndrome (ARDS) and acute forms of liver failure, such as hepatic encephalopathy.

Sigyn Therapy may also be a candidate to stabilize or extend the lives of patients waiting for the identification of a matched liver for transplantation. In such a scenario, Sigyn Therapy would serve as a bridge-to-liver transplant.

On December 1, 2020, The Company reported the results of an in vitro study that demonstrated the ability of Sigyn Therapy to deplete the presence of critical inflammatory targets from human blood plasma. In the study, Sigyn Therapy simultaneously reduced the presence of endotoxin and relevant pro-inflammatory cytokines, which included Interleukin-1 Beta (IL-1B), Interleukin-6 (IL-6) and Tumor Necrosis Factor alpha (TNF-a). Endotoxin (lipopolysaccharide or LPS) is a potent mediator implicated in the pathogenesis of sepsis and septic shock. The dysregulated over-production of IL-1B, IL-6 and TNF-a can induce organ failure and cause death.

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An objective of the study was to rebalance elevated cytokine levels and optimize the elimination of endotoxin from human blood plasma. The study was conducted in triplicate over four-hour time periods with a pediatric version of Sigyn Therapy. Average reduction of endotoxin load peaked at 83% during the studies. The average reduction of IL-1B was 69%, IL-6 reduction was 59% and TNF-a reduction was 57% during the four-hour studies. The Company plans to incorporate the resulting data into an Investigational Device Exemption (IDE) that it plans to submit to the United States Food and Drug Administration (FDA) in 2021.

Sigyn Therapeutics also disclosed that it is evaluating the ability of Sigyn Therapy to address CytoVesicles that transport cytokines and other inflammatory cargos throughout the bloodstream. The Company believes that the simultaneous clearance of circulating CytoVesicles, endotoxin and inflammatory cytokines would be a significant advancement that may overcome the limitations of previous drugs and devices to address life-threatening inflammatory conditions.

To learn more, visit www.SigynTherapeutics.com or www.SigynTherapy.com

The Company has prepared its financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

NOTE 2 – BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company had an accumulated deficit of approximately $1,550 at December 31, 2019, had a working capital deficit of approximately $910 at December 31, 2019, had a net loss of approximately $1,550 from date of formation (October 29, 2019) through December 31, 2019 and net cash used in operating activities of approximately $0 from date of formation (October 29, 2019) through December 31, 2019, respectively, with limited revenue earned since date of formation, and a lack of operational history. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

While the Company is attempting to expand operations and increase revenues, the Company’s cash position may not be significant enough to support the Company’s daily operations. Management intends to raise additional funds by way of a private offering or an asset sale transaction. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While management believes in the viability of its strategy to generate revenues and in its ability to raise additional funds or transact an asset sale, there can be no assurances to that effect or on terms acceptable to the Company. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

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Use of Estimates

The preparation of these financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net sales and expenses during the reported periods. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: inventory valuation, common stock valuation, and the recoverability of intangibles. The current economic environment has increased the degree of uncertainty inherent in these estimates and assumptions.

Cash

The Company’s cash is held in bank accounts in the United States and is insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. The Company has not experienced any cash losses.

Income Taxes

The Company is treated as a partnership for income tax purposes; accordingly, income taxes have not been provided for in the accompanying financial statements. All of the Company’s income or losses are passed through to its members.

Advertising and Marketing Costs

Advertising expenses are recorded as general and administrative expenses when they are incurred. There was no advertising expense for the periods presented.

Revenue Recognition

On October 29, 2019, the Company adopted Accounting Standards Codification ASC 606 (“ASC 606”), Revenue from Contracts with Customers, using the modified retrospective approach for all contracts not completed as of the date of adoption. Results for the reporting periods beginning on October 29, 2019 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with accounting under ASC 605, Revenue Recognition. As a result of adopting ASC 606, amounts reported under ASC 606 were not materially different from amounts that would have been reported under the previous revenue guidance of ASC 605, as such, there was no cumulative adjustment to retained earnings.

The Company generates all of its revenue from contracts with customers. The Company recognizes revenue when we satisfy a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that we expect to receive in exchange for those services. The Company determines revenue recognition through the following steps:

1.	Identification of the contract, or contracts, with a customer.
2.	Identification of the performance obligations in the contract.
3.	Determination of the transaction price.
4.	Allocation of the transaction price to the performance obligations in the contract
5.	Recognition of revenue when, or as, we satisfy a performance obligation.

At contract date of formation, the Company assesses the services promised in our contracts with customers and identifies a performance obligation for each promise to transfer to the customer a service (or bundle of services) that is distinct. To identify the performance obligations, the Company considers all of the services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices.

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The following conditions must be met before revenue can be recognized: (i) there is persuasive evidence that an arrangement exists, (ii) (iii) the price is fixed or determinable, and (iv) collection is reasonably assured. The Company provides for an allowance for doubtful account based on history and experience considering economic and industry trends. The Company does not expect to have any off-Balance Sheet exposure related to its customers.

The Company evaluates whether it is appropriate to record the gross amount of product sales and related costs or the net amount earned as commissions. Generally, when the Company is primarily obligated in a transaction, are subject to inventory risk, have latitude in establishing prices and selecting suppliers, or have several but not all of these indicators, revenue is recorded at the gross sale price. The Company generally records the net amounts as commissions earned if we are not primarily obligated and do not have latitude in establishing prices.

From date of formation (October 29, 2019) through December 31, 2019, we had no revenue.

Property and Equipment

Property and equipment are carried at cost and are depreciated on a straight-line basis over the estimated useful lives of the assets, generally five years. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. Fixed assets are examined for the possibility of decreases in value when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets

Intangible assets consist primarily of developed technology – website. Our intangible assets are being amortized on a straight-line basis over a period of three years.

Impairment of Long-lived Assets

We periodically evaluate whether the carrying value of property, equipment and intangible assets has been impaired when circumstances indicate the carrying value of those assets may not be recoverable. The carrying amount is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. If the carrying value is not recoverable, the impairment loss is measured as the excess of the asset’s carrying value over its fair value.

Our impairment analyses require management to apply judgment in estimating future cash flows as well as asset fair values, including forecasting useful lives of the assets, assessing the probability of different outcomes, and selecting the discount rate that reflects the risk inherent in future cash flows. If the carrying value is not recoverable, we assess the fair value of long-lived assets using commonly accepted techniques, and may use more than one method, including, but not limited to, recent third-party comparable sales and discounted cash flow models. If actual results are not consistent with our assumptions and estimates, or our assumptions and estimates change due to new information, we may be exposed to an impairment charge in the future. For the period from date of formation (October 29, 2019) through December 31, 2019, the Company had not experienced impairment losses on its long-lived assets. However, there can be no assurances that the demand for the Company’s products and services will continue, which could result in an impairment of long-lived assets in the future.

Fair Value of Financial Instruments

The provisions of accounting guidance, FASB Topic ASC 825 requires all entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of December 31, 2019, the fair value of cash, accounts payable, accrued expenses, and notes payable approximated carrying value due to the short maturity of the instruments, quoted market prices or interest rates which fluctuate with market rates.

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Fair Value Measurements

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability, in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. The fair value hierarchy is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities.

●	Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities

The carrying value of financial assets and liabilities recorded at fair value is measured on a recurring or nonrecurring basis. Financial assets and liabilities measured on a non-recurring basis are those that are adjusted to fair value when a significant event occurs. There were no financial assets or liabilities carried and measured on a nonrecurring basis during the reporting periods. Financial assets and liabilities measured on a recurring basis are those that are adjusted to fair value each time a financial statement is prepared. There have been no transfers between levels.

Basic and diluted earnings per share

Diluted earnings (loss) per share are computed on the basis of the weighted average number of common shares (including common stock subject to redemption) plus dilutive potential common shares outstanding for the reporting period. In periods where losses are reported, the weighted-average number of common stock outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

The total number of potential additional dilutive securities outstanding for the period from date of formation (October 29, 2019) through December 31, 2019 was none.

Stock Based Compensation

In accordance with ASC No. 718, Compensation – Stock Compensation (“ASC 718”), we measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share-based compensation arrangements include stock options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. We apply this statement prospectively. Equity instruments (“instruments”) issued to other than employees are recorded on the basis of the fair value of the instruments, as required by ASC 718. ASC No. 505, Equity Based Payments to Non-Employees (“ASC 505”) defines the measurement date and recognition period for such instruments. In general, the measurement date is (a) when a performance commitment, as defined, is reached or (b) when the earlier of (i) the non-employee performance is complete or (ii) the instruments are vested. The measured value related to the instruments is recognized over a period based on the facts and circumstances of each particular grant as defined in the ASC 505. We have no stock-based compensation for the period from date of formation (October 29, 2019) through December 31, 2019.

Related Parties

Related parties are any entities or individuals that, through employment, ownership, or other means, possess the ability to direct or cause the direction of the management and policies of the Company.

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Concentrations, Risks, and Uncertainties

Business Risk

Substantial business risks and uncertainties are inherent to an entity, including the potential risk of business failure.

The Company is headquartered and operates in the United States. To date, the Company has generated no revenues from operations. There can be no assurance that the Company will be able to successfully produce its products and failure to do so would have a material adverse effect on the Company’s financial position, results of operations and cash flows. Also, the success of the Company’s operations is subject to numerous contingencies, some of which are beyond management’s control. These contingencies include general economic conditions, price of raw material, competition, and governmental and political conditions.

Interest rate risk

Financial assets and liabilities do not have material interest rate risk.

Credit risk

The Company is exposed to credit risk from its cash in banks. The credit risk on cash in banks is limited because the counterparties are recognized financial institutions.

There were no customers that accounted for 10% or more of total revenue for the period from date of formation (October 29, 2019) through December 31, 2019. There were no customers that comprised 10% or more of accounts receivable as of December 31, 2019.

Seasonality

The business is not subject to substantial seasonal fluctuations.

Major Suppliers

Sigyn Therapy is comprised of components that are supplied by various industry vendors. Additionally, the Company is reliant on third-party organizations to conduct clinical development studies that are necessary to advance Sigyn Therapy toward the marketplace.

Should the relationship with an industry vendor or third-party clinical development organization be interrupted or discontinued, it is believed that alternate component suppliers and third-party clinical development organizations could be identified to support the continued advancement of Sigyn Therapy.

Recently Issued Accounting Updates

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurements (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement. This standard removes, modifies, and adds certain disclosure requirements for fair value measurements. This pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. The Company plans to adopt ASU No. 2018-13 in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract. This standard aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). The Company’s accounting for the service element of a hosting arrangement that is a service contract is not affected by the proposed amendments and will continue to be expensed as incurred in accordance with existing guidance. This standard does not expand on existing disclosure requirements except to require a description of the nature of hosting arrangements that are service contracts. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted, including adoption in any interim period for which financial statements have not been issued. Entities can choose to adopt the new guidance prospectively or retrospectively. The Company plans to adopt the updated disclosure requirements of ASU No. 2018-15 prospectively in the first quarter of fiscal 2020, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

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In December 2019, the FASB issued ASU No. 2019-12, Simplifying the Accounting for Income Taxes. This standard simplifies the accounting for income taxes by removing certain exceptions to the general principles in ASC 740, Income Taxes, while also clarifying and amending existing guidance, including interim-period accounting for enacted changes in tax law. This standard is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company plans to adopt ASU No. 2019-12 in the first quarter of fiscal 2021, coinciding with the standard’s effective date, and expects the impact from this standard to be immaterial.

Other recently issued accounting updates are not expected to have a material impact on the Company’s consolidated financial statements.

NOTE 4 – STOCKHOLDERS’ DEFICIT

The Company issued 500,000 restricted common shares to founder’s, valued at $500 (based on the par value on the date of grant). The issuance was an isolated transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933.

The Company has authorized 1,000,000 shares of par value $0.001 common stock, of which 500,000 shares are outstanding as of December 31, 2019.

NOTE 5 – Related Party Transactions

Other than as set forth below, and as disclosed in Notes 4, and 7, there have not been any transaction entered into or been a participant in which a related person had or will have a direct or indirect material interest.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Legal

From time to time, various lawsuits and legal proceedings may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any legal proceedings or claims that it believes will have a material adverse effect on its business, financial condition or operating results.

NOTE 7 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2019 up through the date the financial statements were available to be issued. During this period, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the year ended December 31, 2019 except for the following:

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Operational Milestones

●	December 1, 2020 (Report of In Vitro Study Results) – On December 1, 2020, the Company reported the results of an in vitro study that demonstrated the ability of Sigyn Therapy to deplete the presence of critical inflammatory targets from human blood plasma. In the study, Sigyn Therapy simultaneously reduced the presence of endotoxin and relevant pro-inflammatory cytokines, which included Interleukin-1 Beta (IL-1B), Interleukin-6 (IL-6) and Tumor Necrosis Factor alpha (TNF-a). Endotoxin (lipopolysaccharide or LPS) is a potent mediator implicated in the pathogenesis of sepsis and septic shock. The dysregulated over-production of IL-1B, IL-6 and TNF-a can induce organ failure and cause death.

●	January 8, 2020 (Patent) – James Joyce, the Company’s CEO and Craig Roberts, the Company’s COO, assigned to the Company the rights to patent 62/881,740 pertaining to the devices, systems and methods for the broad-spectrum reduction of pro-inflammatory cytokines in blood.

Convertible Promissory Debentures

●	January 28, 2020 (Convertible Note Payable - $385,000) – On January 28, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $385,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture due January 26, 2021, based on $1.00 for each $0.90909 for each $1.00 paid by Osher and (ii) five-year Common Stock Purchase Warrants to purchase up to an aggregate of 80,209 shares of the Company’s Common Stock at an exercise price of $7.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the note and warrants was $350,005 which was issued at a $34,995 original issue discount from the face value of the Note.

The Company and Osher amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Warrants dated January 28, 2020, for the number of warrant shares from 80,209 warrant shares to 4,113,083 warrant shares at an exercise price of $0.14 per share.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

●	June 23, 2020 (Convertible Note Payable - $50,000, as amended on October 20, 2020 to $55,000) – On June 23, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $50,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due June 23, 2021, based on $1.00 for each $1.00 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants”) to purchase up to an aggregate of 10,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at a $0 original issue discount from the face value of the Note.

The Company and Osher amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $50,000 to $55,000. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $50,005 which was issued at an amended $4,995 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated June 23, 2020, for the number of warrant shares from 10,000 warrant shares to 141,020 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

●	June 23, 2020 (Convertible Note Payable - $50,000, as amended on October 20, 2020 to $55,000) – On June 23, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Brio Capital Maser Fund, Ltd. (“Brio”) of (i) $50,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due June 23, 2021, based on $1.00 for each $1.00 paid by Brio and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 10,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Brio for the issuance of the Note and Warrants was $50,000 which was issued at a $0 original issue discount from the face value of the Note.

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The Company and Brio amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $50,000 to $55,000. The aggregate cash subscription amount received by the Company from Brio for the issuance of the Note and Warrants was $50,000 which was issued at an amended $5,000 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated June 23, 2020, for the number of warrant shares from 10,000 warrant shares to 141,020 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from June 23, 2021 to October 20, 2021.

On December 2, 2020, Brio elected to convert the aggregate principal amount of the Note, $55,000, into 141,020 common shares.

●	August 18, 2020 (Convertible Note Payable - $25,000, as amended on October 20, 2020 to $27,500) – On August 18, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Christopher Wetzel (“Wetzel”) of (i) $25,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due August 18, 2021, based on $1.00 for each $1.00 paid by Wetzel and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 5,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Wetzel for the issuance of the Note and Warrants was $25,000 which was issued at a $0 original issue discount from the face value of the Note.

The Company and Wetzel amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $25,000 to $27,500. The aggregate cash subscription amount received by the Company from Wetzel for the issuance of the Note and Warrants was $25,000 which was issued at an amended $2,500 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated August 18, 2020, for the number of warrant shares from 5,000 warrant shares to 70,510 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from August 18, 2021 to October 20, 2021.

On October 28, 2020, Wetzel elected to convert the aggregate principal amount of the Note, $27,500, into 70,510 common shares.

●	September 17, 2020 (Convertible Note Payable - $181,500) – On September 17, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Osher Capital Partners LLC (“Osher”) of (i) $181,500 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due September 30, 2021, based on $1.00 for each $0.90909 for each $1.00 paid by Osher and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 8,250 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Osher for the issuance of the Note and Warrants was $165,000 which was issued at a $16,500 original issue discount from the face value of the Note.

The Company and Osher amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Warrants dated September 17, 2020, for the number of warrant shares from 8,250 warrant shares to 465,366 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from September 30, 2021 to October 20, 2021.

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●	September 18, 2020 (Convertible Note Payable - $93,500) – On September 18, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Brio Capital Maser Fund, Ltd. (“Brio”) of (i) $93,500 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due September 30, 2021, based on $1.00 for each $0.90909 for each $1.00 paid by Brio and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 4,250 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Brio for the issuance of the Note and Warrants was $85,000 which was issued at a $8,500 original issue discount from the face value of the Note.

The Company and Brio amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Warrants dated September 18, 2020, for the number of warrant shares from 4,250 warrant shares to 239,734 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from September 30, 2021 to October 20, 2021.

On December 2, 2020, Brio elected to convert the aggregate principal amount of the Note, $93,500, into 239,734 common shares.

●	September 21, 2020 (Convertible Note Payable - $165,000) – On September 21, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Joseph Eisenberger (“Eisenberger”) of (i) $165,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due September 30, 2021, based on $1.00 for each $0.90909 for each $1.00 paid by Eisenberger and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 7,500 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Eisenberger for the issuance of the Note and Warrants was $150,000 which was issued at a $15,000 original issue discount from the face value of the Note.

The Company and Eisenberger amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the number of shares from the Warrants dated September 21, 2020, for the number of warrant shares from 7,500 warrant shares to 423,060 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from September 30, 2021 to October 20, 2021.

On November 5, 2020, Eisenberger elected to convert the aggregate principal amount of the Note, $165,000, into 423,060 common shares.

●	September 28, 2020 (Convertible Note Payable - $27,500, as amended on October 20, 2020 to $22,000) – On September 28, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor Ross DiMaggio (“DiMaggio”) of (i) $27,500 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due August 28, 2021, based on $1.00 for each $0.90909 for each $1.00 paid by DiMaggio and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 1,000 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from DiMaggio for the issuance of the Note and Warrants was $20,000 which was issued at a $7,500 original issue discount from the face value of the Note.

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The Company and DiMaggio amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Note for the aggregate principal amount from $27,500 to $22,000. The aggregate cash subscription amount received by the Company from DiMaggio for the issuance of the Note and Warrants was $20,000 which was issued at an amended $2,000 original issue discount from the face value of the Note.
●	The parties amended the Warrants dated September 28, 2020, for the number of warrant shares from 1,000 warrant shares to 56,408 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from August 18, 2021 to October 20, 2021.

On October 27, 2020, DiMaggio elected to convert the aggregate principal amount of the Note, $22,000, into 56,408 common shares.

●	September 29, 2020 (Convertible Note Payable - $33,000) – On September 29, 2020 (the “Original Issue Date”), the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with respect to the sale and issuance to institutional investor David W. Unger (“Unger”) of (i) $33,000 aggregate principal amount of Original Issue Discount Senior Convertible Debenture (the “Note”) due August 18, 2021, based on $1.00 for each $0.90909 for each $1.00 paid by Unger and (ii) five-year Common Stock Purchase Warrants (“Warrants’) to purchase up to an aggregate of 1,500 shares of the Company’s Common Stock at an exercise price of $30.00 per share. The aggregate cash subscription amount received by the Company from Unger for the issuance of the Note and Warrants was $30,000 which was issued at a $3,000 original issue discount from the face value of the Note.

The Company and Unger amended the convertible debt agreement as follows on October 20, 2020:

●	The parties amended the Warrants dated September 29, 2020, for the number of warrant shares from 1,500 warrant shares to 84,612 warrant shares at an exercise price of $0.59 per share.
●	The parties amended the Note for the maturity date from August 18, 2021 to October 20, 2021.

On October 26, 2020, Unger elected to convert the aggregate principal amount of the Note, $33,000, into 84,612 common shares.

There were no other events subsequent to December 31, 2019, and up to the date of this filing that would require disclosure.

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